Exhibit 99.1

Einstein Noah Restaurant Group Reports Second Quarter 2009 Financial Results

Strong cost management efforts resulted in a 19.2% operating margin, representing a 430 basis point margin improvement in company-owned restaurants from the first quarter

LAKEWOOD, Colo.--(BUSINESS WIRE)--August 6, 2009--Einstein Noah Restaurant Group (NASDAQ: BAGL), a leader in the quick-casual segment of the restaurant industry operating under the Einstein Bros.® Bagels, Noah's New York Bagels®, and Manhattan Bagel® brands, today reported financial results for the second quarter ended June 30, 2009.

Selected Highlights for the Second Quarter 2009:

  Substantial improvement in company-owned restaurant operating margins of 19.2% drove overall corporate margins back to 20.0% in the second quarter
  Total revenues declined a modest $1.0 million to $104.4 million vs. $105.4 million in the second quarter of 2008
  System-wide comparable store sales decreased 2.2%, a 150 basis point improvement over the first quarter trend
  Net income and diluted EPS of $6.5 million and $0.39, respectively, vs. net income and diluted EPS of $6.9 million and $0.42 in the second quarter of 2008
  Redeemed $20 million in Series Z Preferred Stock on June 30, 2009

Jeff O’Neill, Chief Executive Officer and President of Einstein Noah, stated, “Our comparable store sales and transaction performance continued to show improvement during the second quarter, despite the economic slowdown. We are encouraged by the early acceptance of our new marketing and merchandising initiatives. They are designed to build awareness, trial, and frequency of our core offerings and new product launches. In addition, the operational initiatives we put in place helped to drive margin improvement by 430 basis points compared to the first quarter which demonstrated strong progress toward our goal of returning margins back to historical levels through the balance of the year. While there is still much work ahead, we are confident that Einstein Noah has the brands, the people, and the value proposition to become a premier destination within the fast casual restaurant segment.”

Second Quarter 2009 Financial Results

For the second quarter of 2009, system-wide comparable store sales decreased 2.2% while total revenues fell a modest 1.0% to $104.4 million from $105.4 million in the second quarter of 2008. Company-owned restaurant sales decreased 1.3% to $95.1 million, mostly as a result of a 3.2% decrease in comparable store sales, which was partially offset by a net increase of six additional company-owned restaurants since July 1, 2008. The Company continued to invest in marketing initiatives to build traffic and drive awareness of its brands. Marketing initiatives and coupon-related discounts increased $0.5 million and $1.0 million, respectively compared to 2008. Company-owned restaurant gross profit was $18.2 million, or 19.2% in the second quarter of 2009, compared to $19.7 million, or 20.4% in the second quarter of 2008.

As a percentage of sales, company-owned restaurant cost of goods sold were favorable by 100 basis points in the second quarter of 2009 compared to 2008, and the Company continues to expect the cost of major agricultural commodities to decrease approximately $0.9 million in the back half of 2009 compared to the same period in 2008. In addition, the Company implemented several productivity improvements in the areas of SKU rationalization, labor efficiencies and food cost management during the quarter. These initiatives, coupled with a modest price advance of 1.6%, had a favorable impact in the second quarter of 2009 and are expected to continue to improve store level margins through the balance of 2009.

New Units and Development

Franchise and license locations continued a trend of positive comparable store sales, posting a 2.2% increase for the second quarter of 2009. The Company also benefitted from a net increase of 28 additional license restaurants and two franchise restaurants since July 1, 2008. The effect of the new locations and comparable store sales helped drive franchise and license related revenues up 16.5% to $1.7 million in the second quarter of 2009.

Restaurant openings during the second quarter of 2009 consisted of one Einstein Bros. company-owned restaurant, one Einstein Bros. franchise restaurant, and seven Einstein Bros. licensed restaurants. Two Einstein Bros. company-owned restaurants and one Einstein Bros. licensed restaurant were closed during the quarter.

For the remainder of 2009, the Company anticipates the opening of five new company-owned Einstein Bros. restaurants, four to six additional franchised Einstein Bros. restaurants, and 18 to 23 additional Einstein Bros. licensed restaurants. The development pipeline for company-owned, franchised and licensed Einstein Bros. restaurants continues to expand, creating an inventory of future locations.

Other Operating Items

Manufacturing and commissary revenues held steady at $7.6 million in the second quarter of 2009, while gross profit increased to $1.0 million, compared to gross profit of $0.4 million in the second quarter of 2008. This improvement was attributed to moderate price increases, lower raw ingredient costs, as well as production and labor efficiencies at the Company’s bagel manufacturing facility.

General and administrative expenses declined to $9.0 million in the second quarter of 2009 from $9.5 million in the second quarter of 2008.

Net income was $6.5 million in the second quarter of 2009, or $0.39 per diluted share, compared to net income of $6.9 million, or $0.42 per diluted share, in the second quarter of 2008.

Rick Dutkiewicz, Chief Financial Officer of Einstein Noah, said, “We are pleased that our cost initiatives enabled us to achieve a 20.0% total gross profit for the quarter. Our continued migration to an asset-light business model, coupled with a heightened focus on transactions and margin-building opportunities, has increasingly positioned Einstein Noah for substantial cash flow generation, and we have allocated a significant portion of that capital toward strengthening our balance sheet. Our redemption of $20 million in Series Z Preferred Stock on June 30, 2009 reflects that fact, and we remain on a minimum redemption schedule through June 30, 2010. In combination with strategic initiatives aimed at transaction growth, franchisee and licensee expansion, and the remodeling of older company-owned facilities, we believe this strategy will be a significant contributor to long term value creation for shareholders.”

Conference Call Today

The Company will host a conference call to discuss second quarter 2009 financial results today at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Hosting the call will be Jeff O’Neill, president and chief executive officer, and Richard Dutkiewicz, chief financial officer.

The dial-in numbers for the conference call are 1-800-762-8779 for domestic toll-free calls and 1-480-629-9771 for international. The conference ID is 4112159. A telephone replay will be available through August 20, 2009, and may be accessed by dialing 1-800-406-7325 for domestic toll-free calls or 1-303-590-3030 for international. The conference replay access code is 4112159#.

To access a live webcast of the call, please visit Einstein Noah's Web site at www.einsteinnoah.com. A replay of the webcast will be available on the website for at least four weeks.

About Einstein Noah Restaurant Group

Einstein Noah Restaurant Group is a leading company in the quick casual restaurant industry that operates locations primarily under the Einstein Bros.® Bagels and Noah's New York Bagels® brands and primarily franchises locations under the Manhattan Bagel® brand. The company's retail system consists of more than 600 restaurants, including more than 100 license locations, in 36 states plus the District of Columbia. It also operates a dough production facility. The company's stock is traded under the symbol BAGL. Visit www.einsteinnoah.com for additional information.

Forward Looking Statement Disclosure

Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "estimate," "project," "plan to," "is designed to," "expectations," “prospects,” "intend," "indications," "expect," "should," "would," "believe," “target”, "trend", “contemplate,” “set the foundation for” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. These factors include but are not limited to (i) the results for the 2009 second quarter and period over period revenue, gross profit, operating income, net income, depreciation and amortization, comparable store sales and margin performance are not necessarily indicative of future results, and our expectations for full year 2009 results are subject to shifting consumer preferences, economic conditions, weather, competition, seasonal factors and cost containment initiatives, among other factors; (ii) our ability to improve transactions is dependent upon consumer acceptance of our products and marketing initiatives, general economic and market conditions, among other factors; (iii) our ability to continue to improve store level margins and achieve the goal of returning margins to historical levels is dependent upon the success of our plans for productivity improvements, particularly SKU rationalization, labor efficiencies and food cost management, which, in turn, are dependent upon our ability to execute on these initiatives; (iv) the ability to develop and open new company-owned, licensed and franchised restaurants and continue our upgrade program for company-owned restaurants and opportunities for franchised and licensed locations are dependent upon the availability of capital, the availability of desirable locations, reaching favorable financing and lease terms, as well as the availability of contractors and materials, and the ability to obtain necessary permits and licenses; (v) our ability to expand our development pipeline is dependent upon the factors listed in (iv), above, and our ability to attract franchisees and licensees, negotiate favorable agreements, and their ability to secure financing; (vi) our ability to obtain lower costs for agricultural commodities is dependent upon weather, crop sizes and production, the market, economic conditions, including market and inflationary pressures; (vi) our ability to generate cash from operations and create value for our shareholders is dependent upon the success of our initiatives, financial results and the factors listed above, among other factors. These and other risks are more fully discussed in the Company's SEC filings.

EINSTEIN NOAH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except earnings per share and related share information)
(unaudited)

	13 weeks ended		Increase/
	(dollars in thousands)		(Decrease)
	July 1,	June 30,	2009
	2008	2009	vs. 2008
Revenues:
Company-owned restaurant sales	$96,321	$95,052	(1.3%)
Manufacturing and commissary revenues	7,640	7,613	(0.4%)
Franchise and license related revenues	1,453	1,693	16.5%
Total revenues	105,414	104,358	(1.0%)

Cost of sales:
Company-owned restaurant costs
Cost of goods sold	28,933	27,604	(4.6%)
Labor costs	28,201	28,930	2.6%
Other operating costs	9,300	9,413	1.2%
Rent and related, and marketing costs	10,214	10,897	6.7%
Total company-owned restaurant costs	76,648	76,844	0.3%

Manufacturing and commissary costs	7,224	6,635	(8.2%)
Total cost of sales	83,872	83,479	(0.5%)

Gross profit:
Company-owned restaurant	19,673	18,208	(7.4%)
Manufacturing and commissary	416	978	135.1%
Franchise and license	1,453	1,693	16.5%
Total gross profit	21,542	20,879	(3.1%)

Operating expenses:
General and administrative expenses	9,540	8,993	(5.7%)
Depreciation and amortization	3,345	4,106	22.8%
Other operating expenses (income)	117	(235)	**
Income from operations	8,540	8,015	(6.1%)

Interest expense, net	1,328	1,156	(13.0%)
Income before income taxes	7,212	6,859	(4.9%)
Provision for income taxes	298	393	31.9%
Net income	$6,914	$6,466	(6.5%)

Net income per common share – Basic	$0.43	$0.40	(7.0%)
Net income per common share – Diluted	$0.42	$0.39	(7.1%)

Weighted average number of common shares outstanding:
Basic	15,925,876	16,047,305	0.8%
Diluted	16,398,822	16,412,363	0.1%

* not applicable
** not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except earnings per share and related share information)
(unaudited)

	26 weeks ended		Increase/
	(dollars in thousands)		(Decrease)
	July 1,	June 30,	2009
	2008	2009	vs. 2008
Revenues:
Company-owned restaurant sales	$189,931	$185,506	(2.3%)
Manufacturing and commissary revenues	15,728	15,740	0.1%
Franchise and license related revenues	3,019	3,535	17.1%
Total revenues	208,678	204,781	(1.9%)

Cost of sales:
Company-owned restaurant costs
Cost of goods sold	56,918	55,023	(3.3%)
Labor costs	57,151	57,575	0.7%
Other operating costs	18,178	18,987	4.5%
Rent and related, and marketing costs	20,226	22,256	10.0%
Total company-owned restaurant costs	152,473	153,841	0.9%

Manufacturing and commissary costs	15,084	13,632	(9.6%)
Total cost of sales	167,557	167,473	(0.1%)

Gross profit:
Company-owned restaurant	37,458	31,665	(15.5%)
Manufacturing and commissary	644	2,108	227.3%
Franchise and license	3,019	3,535	17.1%
Total gross profit	41,121	37,308	(9.3%)

Operating expenses:
General and administrative expenses	20,283	18,273	(9.9%)
Depreciation and amortization	6,549	8,139	24.3%
Other operating expenses (income)	186	(236)	**
Income from operations	14,103	11,132	(21.1%)

Interest expense, net	2,907	2,346	(19.3%)
Income before income taxes	11,196	8,786	(21.5%)
Provision for income taxes	440	470	6.8%
Net income	$10,756	$8,316	(22.7%)

Net income per common share – Basic	$0.68	$0.52	(23.5%)
Net income per common share – Diluted	$0.65	$0.51	(21.5%)

Weighted average number of common shares outstanding:
Basic	15,908,377	16,036,620	0.8%
Diluted	16,431,921	16,295,349	(0.8%)

* not applicable
** not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(percentage relationship to total revenues)
(unaudited)

	13 weeks ended		26 weeks ended
	(percent of total revenue)		(percent of total revenue)
	July 1,	June 30,	July 1,	June 30,
	2008	2009	2008	2009
Revenues:
Company-owned restaurant sales	91.4%	91.1%	91.0%	90.6%
Manufacturing and commissary revenues	7.2%	7.3%	7.5%	7.7%
Franchise and license related revenues	1.4%	1.6%	1.4%	1.7%
Total revenues	100.0%	100.0%	100.0%	100.0%

Cost of sales:
Company-owned restaurant costs (1)
Cost of goods sold	30.0%	29.0%	30.0%	29.7%
Labor costs	29.3%	30.4%	30.1%	31.0%
Other operating costs	9.7%	9.9%	9.6%	10.2%
Rent and related, and marketing costs	10.6%	11.5%	10.6%	12.0%
Total company-owned restaurant costs	79.6%	80.8%	80.3%	82.9%

Manufacturing and commissary costs (2)	94.6%	87.2%	95.9%	86.6%
Total cost of sales	79.6%	80.0%	80.3%	81.8%

Gross profit:
Company-owned restaurant (1)	20.4%	19.2%	19.7%	17.1%
Manufacturing and commissary (2)	5.4%	12.8%	4.1%	13.4%
Franchise and license	100.0%	100.0%	100.0%	100.0%
Total gross profit	20.4%	20.0%	19.7%	18.2%
Operating expenses:
General and administrative expenses	9.1%	8.6%	9.7%	8.9%
Depreciation and amortization	3.2%	3.9%	3.1%	4.0%
Other operating expenses (income)	0.1%	(0.2%)	0.1%	(0.1%)
Income from operations	8.1%	7.7%	6.8%	5.4%

Interest expense, net	1.3%	1.1%	1.4%	1.1%

Income before income taxes	6.8%	6.6%	5.4%	4.3%
Provision for income taxes	0.3%	0.4%	0.2%	0.2%
Net income	6.6%	6.2%	5.2%	4.1%

(1) As a percentage of company-owned restaurant sales
(2) As a percentage of manufacturing and commissary revenues
* not applicable
** not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	26 weeks ended
	July 1,	June 30,
	2008	2009
OPERATING ACTIVITIES:
Net income	$10,756	$8,316
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	6,549	8,139
Stock-based compensation expense	810	527
Loss, net of (gains), on disposal of assets	132	69
Impairment charges and other related costs	54	-
Provision for losses on accounts receivable	81	100
Amortization of debt issuance and debt discount costs	241	285
Changes in operating assets and liabilities:
Restricted cash	327	140
Accounts receivable	1,228	147
Accounts payable and accrued expenses	2,027	(2,969)
Other assets and liabilities	522	(757)

Net cash provided by operating activities	22,727	13,997

INVESTING ACTIVITIES:
Purchase of property and equipment	(12,475)	(7,173)
Proceeds from the sale of equipment	4	-
Acquisition of restaurant assets	(7)	-

Net cash used in investing activities	(12,478)	(7,173)

FINANCING ACTIVITIES:
Payments under capital lease obligations	(39)	(33)
Repayments under the term loan	(1,450)	(7,863)
Redemptions under mandatorily redeemable Series Z Preferred Stock	-	(20,000)
Proceeds upon stock option exercises	220	71

Net cash used in financing activities	(1,269)	(27,825)

Net increase (decrease) in cash and cash equivalents	8,980	(21,001)
Cash and cash equivalents, beginning of period	9,436	24,216
Cash and cash equivalents, end of period	$18,416	$3,215

EINSTEIN NOAH RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share information)
(Unaudited)

	December 30,	June 30,
	2008	2009
ASSETS
Current assets:
Cash and cash equivalents	$24,216	$3,215
Restricted cash	526	386
Accounts receivable, net of
allowance of $216 and $179, respectively	6,459	6,212
Inventories	5,290	5,073
Prepaid expenses and other current assets	4,774	5,293
Total current assets	41,265	20,179

Property, plant and equipment, net	59,747	57,827
Trademarks and other intangibles, net	63,831	63,831
Goodwill	4,981	4,981
Debt issuance costs and other assets, net	3,105	3,285

Total assets	$172,929	$150,103

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,123	$4,925
Accrued expenses and other current liabilities	22,160	18,513
Current portion of long-term debt	8,088	6,786
Current portion of obligations under capital leases	61	27
Mandatorily redeemable, Series Z Preferred Stock, $.001 par
value, $1,000 per share liquidation value; 57,000 shares
authorized; 57,000 and 37,000 shares outstanding	57,000	37,000

Total current liabilities	92,432	67,251

Long-term debt	79,787	73,226
Long-term obligations under capital leases	38	30
Other liabilities	14,323	13,789
Total liabilities	186,580	154,296

Commitments and contingencies

Stockholders’ deficit:
Series A junior participating preferred stock, 700,000 shares authorized; no shares issued and outstanding
Common stock, $.001 par value; 25,000,000 shares
authorized; 15,969,167 and 16,057,595 shares issued and outstanding	16	16
Additional paid-in capital	264,179	264,777
Accumulated other comprehensive loss	(2,470)	(1,926)
Accumulated deficit	(275,376)	(267,060)
Total stockholders’ deficit	(13,651)	(4,193)

Total liabilities and stockholders’ deficit	$172,929	$150,103

Additional financial data:

	As of
	June 30, 2009
Trailing twelve months average unit volume	$887,000

	For the thirteen
	weeks ended
	June 30, 2009
Weekly per store sales average	$17,240
Total store weeks	5,514
Average check	$7.39

	For the thirteen	For the twenty-six
	weeks ended	weeks ended
	June 30, 2009	June 30, 2009
Compents of comparable store sales
System-wide transactions	(2.0%)	(2.7%)
System-wide average check	(0.2%)	(0.2%)
Company-owned restaurant transactions	(2.5%)	(3.8%)
Company-owned restaurant average check	(0.7%)	(0.6%)

CONTACT:
For Einstein Noah Restaurant Group
Investor Relations
Tom Ryan, 203-682-8200
tryan@icrinc.com
or
Raphael Gross, 203-682-8200
rgross@icrinc.com